EXHIBIT 3.1 - ARTICLES OF INCORPORATION



                            ARTICLES OF INCORPORATION

                                       OF

                            CALIFORNIA INVESTMENT CO.


The name of this Corporation is California Investment Co..


                                       II

The principal office or place of business of this Corporation shall be located at 800 S. Sixth Street Las Vegas, Nevada, 89109, c/o Donald Passaretti.

                                       III

The nature of business or objects or purposes to be transacted, promoted or carried out by the Corporation shall be to transact business, and to purchase, hold, own, lease, mortgage, sell and convey any and all property, real and personal, necessary, convenient, or useful for the purposes of the Corporation in any part of the United States of America. To carry on any other operation or business in connection with the foregoing and to have and exercise all the powers conferred by the laws of Nevada upon corporations formed under the Act, and to do any and all of the things hereinbefore set forth to the same extent as natural persons might or could do.

                                       IV

This Corporation shall be authorized to issue only one class of shares of stock: and the total number of shares which this Corporation shall be authorized to issue shall be TWENTY FIVE HUNDRED (2,500), all of which shall be without Par Value.

                                        V

The names and addresses of the Initial Directors of this Corporation shall be as follows:

    1. Donald Passaretti, 800 S. Sixth Street, Las Vegas, NV 89101
    2. Fritz K. .Johnson, 249 S. Occidental Blvd., Los Angeles, CA 90057
    3. Mark A. Di Salvo, 629 S. Beachwood Drive, Burnbank, CA 91506

                                       VI

The name and residence address within the State of Nevada of this Corporation's Resident Agent shall be: Donald Passaretti, 800 South Sixth Street, Las Vegas, Nevada 89101.

                                       VII

The shares of stock of this corporation shall not be subject to the payment of corporate debts to any extent whatever.

                                      VIII

The name and post office address of the Incorporator signing these Articles of Incorporation is: Donald Passaretti, 800 South Sixth Street, Las Vegas, Nevada 89101.

                                       IX

This Corporation shall have perpetual existence.


IN WITNESS WHEREOF, I have set my hand and seal this 27th day of April, 1984.


                                                         /s/ Doanld Passaretti
                                                         ---------------------
                                                         Doanld Passaretti



STATE OF NEVADA                  )
                                 )
COUNTY OF CLARK                  )

On this 27 day of April, 1984, before me, Ethelyne Golden, a Notary Public in and for Clark County, State of Nevada, residing therein, duly commissioned and sworn, personally appeared Donald Passaretti, personally known to me to be the said person whose name is subscribed to the foregoing Articles of Incorporation as Incorporator and who is also named therein as a Director and who acknowledged to me that he executed the same instrument.


                                               /s/ Ethelyne Golden
                                               -------------------
                                               Ethelyne Golden
                                               Notary Public - State of Nevada


                                               My Commission Expires:
                                               November 4, 1987

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       AND
             CERTIFICATE DIVIDING SHARES INTO SMALLER DENOMINATIONS
                    WITHOUT CHANGING AMOUNT OF CAPITAL STOCK
                                       OF
                            CALIFORNIA INVESTMENT CO.


The undersigned, Patrick C. Brooks, hereby certifies as follows:

     1. Patrick C. Brooks is the sole duly elected director of California Investment Co., a Nevada corporation (the "corporation").

     2. Patrick C. Brooks is the President and Secretary of the corporation.

     3. On Novenber 4, 1999, the Board of Directors of the corporation duly adopted the undersigned recitals and resolutions by unanimous written consent, which recitals and resolutions as of the date hereof have not been revoked, rescinded, modified or amended, and are in full force and effect:

     WHEREAS, the Articles of Incorporation of the corporation provide that the corporation is authorized to issue one class of stock, and the total number of shares which the corporation is authorized to issue are Twenty-Five Hundred (2,500), all of which are without par value; and

     WHEREAS, all of the authorized shares are issued and outstanding as of the date hereof; and

     WHEREAS, it is in the best interest of the corporation and its shareholders that the authorized and outstanding shares of the corporation be reconstituted and reclassified as having a par value of $.001, and that the authorized number of shares be increased to Fifty Million (50,000,000); and

     WHEREAS, it is in the best interest of the corporation and its shareholders that the existing outstanding shares of the corporation be split in the ratio of One Thousand (1,000) shares for each outstanding share; and

     WHEREAS, it is in the best interest of the corporation that its Articles of Incorporation be amended to deny preemptive rights to its shareholders;

     NOW, THEREFORE, BE IT RESOLVED THAT the Board of Directors declares a stock split in the amount of One thousand (1,000) shares of stock for every issued and outstanding share.

     RESOLVED FURTHER, that Article IV of the Articles of Incorporation of the corporation be amended to read in full as follows:

                                       "IV

     The corporation shall be authorized to issue only one class of shares, and the total number of shares which the corporation shall be authorized to issue shall be Fifty Million (50,000,000) shares, each of which shall have a par value of $.001. No shareholder of the corporation shall have any preemptive right to acquire any shares or other securities of the corporation."

     RESOLVED FURTHER, that the foregoing amendment be presented to the shareholders of the corporation for their approval.

     RESOLVED FURTHER, that assuming due approval by the shareholders, said amendment shall become effective upon filing of an appropriate Certificate of Amendment with the Secretary of State of Nevada.

     RESOLVED FURTHER, that the directors and officers of the corporation be, and they hereby are, authorized and directed to perform such acts and execute such documents as may be necessary or desirable to effect the foregoing recitals and resolutions.

     4. The foregoing amendment was duly approved and adopted by written consent of shareholders owning not less than the minimum number of outstanding shares of the corporation required for such approval, the minimum number required being a majority of the outstanding shares of the corporation.

     IN WITNESS WHEREOF, the undersigned do hereby verify under penalty of perjury that the foregoing is true and correct, and have duly executed this Certificate as of this 4th day of November 1999.

/s/ Patrick C. Brooks
---------------------
Patrick C. Brooks
Director and President


STATE OF CALIFORNIA            )
                               )
COUNTY OF LOS ANGELES          )

     On this 4th day of November, 1999, before me, a Notary Public of the State of California, personally appeared Patrick C. Brooks, proved to me to be the person whose name appears on the foregoing instrument, and acknowledged to me that he executed the said instrument as set forth therein.

     IN WITNESS WHEREOF, I have hereunto affixed my hand and official seal on the date written above.

/s/ Sonjia M. Kohler                         Sonjia M. Kohler
--------------------
                                             Commission # 1192651
                                             Notary Public - California
                                             My Commission Expires Aug. 8, 2002